   As filed with the Securities and Exchange Commission on September 12, 2000
                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                             ENDOSONICS CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                           68-0028500
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                               ------------------

                                2870 KILGORE ROAD
                        RANCHO CORDOVA, CALIFORNIA 95670
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)


                             ENDOSONICS CORPORATION
                             1998 STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)

                               ------------------

        JEFFREY L. ELDER                                      COPY TO:
    CHIEF FINANCIAL OFFICER                            MICHAEL W. HALL, ESQ.
     ENDOSONICS CORPORATION                               LATHAM & WATKINS
       2870 KILGORE ROAD                               135 COMMONWEALTH DRIVE
RANCHO CORDOVA, CALIFORNIA 95670                    MENLO PARK, CALIFORNIA 94025
         (916) 638-8008                                    (650) 328-4600

              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

-------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------
   TITLE OF SECURITIES TO BE        AMOUNT OF       PROPOSED         PROPOSED       AMOUNT OF
           REGISTERED             SHARES TO BE       MAXIMUM         MAXIMUM       REGISTRATION
                                   REGISTERED    OFFERING PRICE     AGGREGATE          FEE
                                                    PER SHARE     OFFERING PRICE
-------------------------------------------------------------------------------------------------

  COMMON STOCK, $0.001 PAR VALUE   500,000(1)       $10.83(2)     $5,415,000(3)     $1,430.00

-------------------------------------------------------------------------------------------------


(1) EndoSonics Corporation (the "Registrant") previously registered an aggregate of 1,250,000 shares of its Common Stock under its 1998 Stock Option Plan with the Securities and Exchange Commission on August 6, 1998 and January 28, 2000. This amount covers 500,000 additional shares available for issuance under the 1998 Stock Option Plan, as amended.
(2) Estimated in accordance with Rule 457(c) of the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, based on the average of the high and low sale prices of the Common Stock as reported on the Nasdaq National Market on September 6, 2000.
(3) Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee.

                      REGISTRATION OF ADDITIONAL SECURITIES

        By a registration statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on August 6, 1998, Registration File No. 333-60827 (the "First Registration Statement") and January 28, 2000, Registration File No. 333-95639 (the "Second Registration Statement"), the Registrant previously registered an aggregate of 1,250,000 shares of its Common Stock reserved for issuance from time to time in connection with the EndoSonics Corporation 1998 Stock Option Plan (the "1998 Stock Option Plan"). On February 7, 2000, the Registrant's Board of Directors authorized the amendment of the 1998 Stock Option Plan to increase the number of shares of Common Stock issuable thereunder by 500,000 shares to a total of 1,750,000 shares, which amendment was approved by the Registrant's stockholders on June 22, 2000. The Registrant is hereby registering an additional 500,000 shares of Common Stock issuable under the 1998 Stock Option Plan, none of which have been issued as of the date of this Registration Statement. The contents of the First Registration Statement and the Second Registration Statement are incorporated by reference herein.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, State of California, on this 11th day of September, 2000.

                                                 ENDOSONICS CORPORATION


                                                 By:  /s/  JEFFREY L. ELDER
                                                    --------------------------
                                                     Jeffrey L. Elder
                                                     Chief Financial Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Reinhard J. Warnking and Jeffrey L. Elder, jointly and severally, his or her attorneys-in-fact and agents, each with power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                         Title                                        Date
---------                         -----                                        ----

/s/  REINHARD J. WARNKING         President, Chief Executive Officer and       September 11, 2000
-----------------------------     Director (Principal Executive Officer)
Reinhard J. Warnking

/s/  JEFFREY L. ELDER             Senior Vice President and Chief Financial    September 11, 2000
-----------------------------     Officer (Principal Financial Officer)
Jeffrey L. Elder

/s/  KATHLEEN E. REDD             Vice President and Corporate Controller      September 11, 2000
-----------------------------     (Principal Accounting Officer)
Kathleen E. Redd

/s/  JULIE A. BROOKS              Director                                     September 11, 2000
-----------------------------
Julie A. Brooks

/s/  THOMAS J. CABLE              Director                                     September 11, 2000
-----------------------------
Thomas J. Cable

/s/  DALE CONRAD                  Director                                     September 11, 2000
-----------------------------
Dale Conrad

/s/  JAKOB STAPFER                Director                                     September 11, 2000
-----------------------------
Jakob Stapfer

/s/  GREGG W. STONE               Director                                     September 11, 2000
-----------------------------
Gregg W. Stone


/s/  W. MICHAEL WRIGHT            Director                                 September 11, 2000
-----------------------------
W. Michael Wright

                                INDEX TO EXHIBITS

  EXHIBIT
  -------

    5.1 Opinion of Latham & Watkins as to the legality of the shares being registered.

    23.1      Consent of Latham & Watkins (included in Exhibit 5.1 hereto).

    23.2      Consent of Ernst & Young LLP, Independent Auditors.

    24.1      Power of Attorney (included on the signature page to this Registration
              Statement).